UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2020

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices, including zip code)

(248) 960-9009

(Registrant’s telephone number, including area code)

411 Hackensack Avenue, Suite 501, Hackensack, New Jersey 07601

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each exchange on which registered
Common Stock, par value $0.0001	RMTI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03                 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 1, 2020, in connection with the settlement of the previously disclosed shareholder derivative action, the board of directors (the “Board”) of Rockwell Medical, Inc. (the “Company”) amended and restated the Company’s bylaws (the “Amended and Restated Bylaws”) to, among other things, add and clarify provisions with respect to the process for review of stockholder proposals.

Pursuant to new Section 2.15 of the Amended and Restated Bylaws, no later than the last day of the month in which stockholder proposals are due under Rule 14a-8, the Company shall distribute to the entire Board all stockholder proposals received by the Company. The Company’s legal counsel and officers are required to discuss the financial, legal, practical and social implications of approval and implementation of the proposal with the Chairperson of the Board and, if applicable, the chairperson of any Board committee responsible for oversight of the subject matter of the proposal, before making any recommendation to the Board regarding a response to or approval or disapproval of the proposal. The Company is also required to contact the proponent of the proposal to arrange a meeting to discuss the proposal and its financial, legal, practical and social implications.

The Company’s legal counsel and officers, with the authorization of the Chairperson of the Board of, if applicable, the chairperson of any Board committee responsible for oversight of the subject matter of the proposal, may prepare a response to the stockholder proposal and/or submit a no action request to the SEC. The Board must review and approve a draft of a proxy statement that makes a recommendation concerning any stockholder proposal before it is filed.

The Board also approved other amendments for general consistency and administrative clarity.

The foregoing summary and description of the provisions of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                 Financial Statements and Exhibits.

(d) Exhibits.            The following exhibit is being filed herewith:

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Rockwell Medical, Inc.
104	Cover Page Interactive Data File, formatted in INline XBRL and included as Exhibit 101.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: November 5, 2020	By:	/s/ Russell Ellison
Russell Ellison
Chief Executive Officer